UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

Roka Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36538	27-0881542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 Independence Boulevard, Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 605-4700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4

(c)) Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2015, Josh Bilenker, M.D. resigned from the Board of Directors of Roka Bioscience, Inc. (the “Company”), effective immediately, due to demands on his time and other professional commitments, including his role as Chief Executive Officer and director of Loxo Oncology, Inc. (NASDAQ: LOXO). Dr. Bilenker indicated that his resignation was not the result of any disagreement with the Company on any matters relating to the Company's operations, policies or practices. At the time of his resignation, Dr. Bilenker served on the audit committee. Effective immediately, the Company appointed M. James Barrett to its audit committee. The audit committee, as reconstituted, consists of David W. J. McGirr (chairman), Jonathan T. Silverstein and M. James Barrett.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROKA BIOSCIENCE, INC.

Dated: March 17, 2015	By:	/s/ Steven T. Sobieski
Name: Steven T. Sobieski
Title: Senior Vice President and Chief Financial Officer